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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Wilmar Industries, Inc. on Form S-8 of our report on the financial statements of One Source Supply, Inc. for the nine month period ended September 30, 1995, dated November 17, 1995 and contained in Registration Statement No. 333-07845 of Wilmar Industries, Inc. on Form S-2 under the Securities Act of 1933. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Miami, Florida

January 10, 1997


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